CERTIFICATE OF TRUST
                                       OF
                           CONSECO FINANCING TRUST XII

                  THIS Certificate of Trust of Conseco Financing Trust XII (the "Trust"), dated as of January 11, 2000 is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.)(the "Act").


                  1. Name. The name of the business trust formed hereby is Conseco Financing Trust XII.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Union Trust Company, National Association, Corporate Trust Administration, One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3801(a)(11) of the Act as of the date first-above written.

                               FIRST UNION TRUST COMPANY,
                               NATIONAL ASSOCIATION,  not in its
                               individual capacity but solely as trustee of the Trust

                               By:    /S/ STEPHEN J. KABA
                                      ------------------------------
                               Name:  Stephen J. Kaba
                               Title: Vice President


                               ROLLIN M. DICK, not in his individual
                               capacity but solely as trustee of the Trust


                               /S/ ROLLIN M. DICK
                               -------------------------------------



                               STEPHEN C. HILBERT, not in his individual capacity but solely as trustee of the Trust

                               /S/ STEPHEN C. HILBERT
                               -------------------------------------